THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT"), OR REGISTERED OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS OR CANADIAN SECURITIES LAWS. THESE SECURITIES OR THE SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE TRANSFERRED UNLESS (A) COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND REGISTERED OR QUALIFIED UNDER APPLICABLE STATE LAW OR (B) EXEMPTIONS FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS ARE AVAILABLE. AS A CONDITION TO PERMITTING ANY TRANSFER OF THESE SECURITIES, THE COMPANY MAY REQUIRE THAT IT BE FURNISHED WITH AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT NO REGISTRATION OR QUALIFICATIONS IS LEGALLY REQUIRED FOR SUCH TRANSFER.





                                DIVERSINET CORP.
                              WARRANT CERTIFICATE
                              __________ Warrants

          This warrant certificate ("Warrant Certificate") certifies that for value received ____________ or registered assigns (the "Holder") is the owner of the number of warrants ("Warrants") specified above, each of which entitles the Holder thereof to purchase, at any time on or before the Expiration Date (hereinafter defined) one fully paid and non-assessable common share in the capital of Diversinet Corp., a corporation incorporated under the laws of Ontario, Canada (the "Company"), at a purchase price of $0.62 per common share in lawful money of the United States of America in cash or by certified or cashier's check or a combination of cash and certified or cashier's check, subject to adjustment as hereinafter provided. The common shares in the capital of the Company are hereinafter referred to as "Common Shares".

     1    Warrant;  Purchase  Price
          -------------------------

          Each Warrant shall entitle the Holder to purchase one Common Share and the purchase price payable upon exercise of the Warrants shall initially be $0.62 per Common Share in lawful money of the United States of America, subject to adjustment as hereinafter provided (the "Purchase Price"). The Purchase Price and number of Common Shares issuable upon exercise of each Warrant are subject to adjustment as provided in Section 6.

     2    Exercise;  Expiration  Date
          ---------------------------

          2.1 The Warrants are exercisable, at the option of the Holder, at any time after issuance and on or before the Expiration Date, upon surrender (the "Date of Exercise") of this Warrant Certificate to the Company together with a duly completed Notice of Exercise, in the form attached hereto as Exhibit A-1, and payment of an amount equal to the Purchase Price times the number of Warrants to be exercised. In the event the Holder will exercise the cashless exercise right pursuant to Section 2.2 herein, the Holder shall provide the Company with a Notice of Cashless Exercise in the Form of Exhibit A-2 attached hereto (the date of such submission should also deemed to be the "Exercise Date." The Company shall promptly (but in no event later than 3 business days after the Date of Exercise) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate for the Common Shares issuable upon such exercise. Any person so designated by the Holder to receive Common Shares shall be deemed to have become holder of record of such Common Shares as of the Date of Exercise of this Warrant Certificate. The Company shall, upon request of the Holder, if available, use its best efforts to deliver Common Shares hereunder electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions. In the case of exercise of less than all the Warrants represented by this Warrant Certificate, the Company shall cancel the Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate for the balance of such Warrants.

          2.2 The Holder may surrender this Warrant to the Company together with a notice of cashless exercise, in which event the Company shall issue to the Holder the number of Common Shares determined as follows:

     X  =  Y  [(A-B)/A]
     where:

     X = the number of Common Shares to be issued to the Holder.

     Y = the number of Warrant Shares with respect to which this Warrant Certificate is being exercised.

     A = the average of the closing sale prices of the Common Shares for the trading day immediately prior to the Date of Exercise.

     B = the Exercise Price.

          For purposes of Rule 144 promulgated under the Securities Act of 1933, it is intended, understood and acknowledged that the Common Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Common Shares shall be deemed to have been commenced, on the issue date.

          2.3 The term "Expiration Date" shall mean 5:00 p.m. New York time on June 15, 2006 or if such date shall in the State of New York be a holiday or a day on which banks are authorized to close, then 5:00 p.m. New York time the next following date which in the State of New York is not a holiday or a day on which banks are authorized to close.

     3    Registration  and  Transfer  on  Company  Books
          -----------------------------------------------

          3.1 The Company shall maintain books for the registration and transfer of the Warrants and the registration and transfer of the Common Shares issued upon exercise of the Warrants.

          3.2 Prior to due presentment for registration of transfer of this Warrant Certificate (upon surrender of this Warrant Certificate together with the Assignment Form annexed hereto as Exhibit B, properly endorsed), or the Common Shares issued upon exercise of the Warrants, the Company may deem and treat the registered Holder as the absolute owner thereof.

          3.3 Neither this Warrant nor the Common Shares issuable upon exercise hereof have been registered under the Securities Act of 1933, as amended (the "Act") or qualified under a prospectus filed under the Securities Act (Ontario). The Company will not permit the transfer of this Warrant or issue or transfer the Common Shares issuable upon exercise hereof unless (i) there is an effective registration covering such Warrant or such shares, as the case may be, under the Act and applicable states securities laws and is exempt from, or not subject to, the prospectus requirements of the Securities Act (Ontario), (ii) it first receives a letter from an attorney, acceptable to the Company's board of directors or its agents, stating that in the opinion of the attorney the proposed issue or transfer is exempt from registration under the Act and under all applicable state securities laws, and exempt from, or not subject to, the prospectus requirements of the Securities Act (Ontario), or
(iii) the transfer is made pursuant to Rule 144 under the Act, and exempt from the prospectus requirements of the Securities Act (Ontario). The Company shall register upon its books any permitted transfer of a Warrant Certificate, upon surrender of same to the Company with a written instrument of transfer duly executed by the registered Holder or by a duly authorized attorney. Upon any such registration of transfer, new Warrant Certificate(s) shall be issued to the transferee(s) and the surrendered Warrant Certificate shall be canceled by the Company. A Warrant Certificate may also be exchanged, at the option of the Holder, for new Warrant Certificates representing in the aggregate the number of Warrants evidenced by the Warrant Certificate surrendered.

          3.4 Subject to Section 3.5, at all times this Warrant and the securities issuable upon exercise hereof shall bear a legend in the form which appears on the face page of this Warrant Certificate by which the Holder of this Warrant and Holder of such securities shall be bound.

          3.5 This Warrant Certificate or the securities issuable upon exercise of the Warrants hereof shall not be required to bear such legend if such security shall be issued upon:

          (i) the transfer or exchange of such security in the event that, at the time of such transfer or exchange, (A) such security shall have been registered under the Act, the Registration Statement in connection therewith shall have been declared effective and such security shall have been disposed of pursuant to such effective Registration Statement and is exempt from, or not subject to, the prospectus requirements of the Securities Act (Ontario) or (B) such security shall have been sold in compliance with Rule 144 (or any similar provision then in force) under the Act in such a manner that resale of such security will not require registration under the Act and is exempt from, or not subject to, the prospectus requirements of the Securities Act (Ontario); or

          (ii) the transfer or exchange of such security not bearing, nor otherwise required under the terms hereof to bear, such legend.

     4    Registration  Rights
          --------------------

          This Warrant Certificate is subject to the registration rights granted under the letter agreement between the Company and Sunrise Securities Corp.
dated May 9, 2003 and such registration rights shall continue until all of the Holder's Common Shares have been sold in accordance with an effective registration statement or upon the Expiration Date. The Company will pay all registration expenses in connection therewith.

     5    Reservation  of  Shares
          -----------------------

          The Company covenants that it will at all times reserve and keep available out of its authorized Common Shares, solely for the purpose of issue upon exercise of the Warrants, such number of Common Shares as shall then be issuable upon the exercise of all outstanding Warrants. The Company covenants that all Common Shares which shall be issuable upon exercise of the Warrants shall be duly and validly issued and, upon payment for such shares as set forth herein, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof (other than any taxes, liens, or charges resulting from any action or inaction of the Holder), and that upon issuance such shares shall be listed on each national securities exchange, if any, on which the other Common Shares are then listed.

     6    Loss or Mutilation
          ------------------

          Upon receipt by the Company of reasonable evidence of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate and, in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company, or, in the case of mutilation, upon surrender and cancellation of the mutilated Warrant Certificate, the Company shall execute and deliver in lieu thereof a new Warrant Certificate representing an equal number of Warrants.

     7    Adjustment of Purchase Price and Number of Shares Deliverable
          -------------------------------------------------------------

          7.1 The number of Common Shares purchasable upon the exercise of each Warrant (such shares being referred to in this Section 7 as the "Warrant Shares") and the Purchase Price with respect to the Warrant Shares shall be subject to adjustment as follows:

          (a) In case the Company shall (i) declare a dividend or make a distribution on its Common Shares payable in shares of its capital stock, (ii) subdivide its outstanding Common Shares through stock split, reverse split or otherwise, (iii) combine its outstanding Common Shares into a smaller number of Common Shares, or (iv) issue by reclassification of its Common Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation) other securities of the Company, the number and/or nature of Warrant Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which he would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph (a) shall become effective retroactively as of the record date of such event.

          (b) In case the Company shall issue rights, options or warrants or securities convertible into Common Shares to the holders of its Common Shares generally, entitling them (for a period expiring within forty-five (45) days after the record date referred to below in this paragraph (b)) to subscribe for or purchase Common Shares at a price per share which (together with the value of the consideration, if any, paid for such rights, options, warrants or convertible securities) is lower on the record date referred to below than 95% of the then Market Price Per Common Share (as determined pursuant to Section 9.2), the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Shares immediately theretofore purchasable upon exercise of each Warrant by a fraction, of which the numerator shall be the number of Common Shares outstanding on such record date plus the number of additional Common Shares purchased pursuant to such offer, and of which the denominator shall be the number of Common Shares outstanding on such record date plus the number of shares which the aggregate offering price of the total number of Common Shares so purchased (together with the value of the consideration, if any, paid for such rights, options, warrants or convertible securities) would purchase at the then Market Price Per Common Share. Such adjustment shall be made at the expiration of the period during which such rights, options, warrants or convertible securities may be exercised or converted, as the case may be, and shall become effective retroactively as of the record date for the determination of shareholders entitled to receive such rights, options, warrants or convertible securities.

          (c) In case the Company shall distribute to all holders of its Common Shares, or all holders of Common Shares shall otherwise become entitled to receive, shares in the capital of the Company (other than dividends or distributions on its Common Shares referred to in paragraph (a) above), evidences of its indebtedness or rights, options, warrants or convertible securities providing the right to subscribe for or purchase any shares in the capital of the Company or evidences of its indebtedness (other than any rights, options, warrants or convertible securities referred to in paragraph (b) above), then in each case the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon the exercise of each Warrant, by a fraction, of which the numerator shall be the then Market Price Per Common Share (as determined pursuant to Section 9.2) on the record date mentioned below in this paragraph (c), and of which the denominator shall be the then Market Price Per Common Share on such record date, less the then fair value per share (as determined by the Board of Directors of the Company, in good faith) of the shares in the capital of the Company (other than Common Shares), evidences of indebtedness, or of such rights, options, warrants or convertible securities, distributable with respect to each Common Share. Such adjustment shall be made whenever any such distribution is made, and shall become effective retroactively as of the record date for the determination of shareholders entitled to receive such distribution.

          (d) In the event of any capital reorganization or any reclassification (not otherwise referred to in paragraph (a) above) of the capital stock of the Company or in case of the consolidation or merger of the Company with another corporation (other than a consolidation or merger in which the outstanding shares of the Company's Common Shares are not converted into or exchanged for other rights or interests), or in the case of any sale, transfer or other disposition to another corporation of all or substantially all the properties and assets of the Company, the Holder of each Warrant shall thereafter be entitled to purchase (and it shall be a condition to the consummation of any such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition that appropriate provisions shall be made so that such Holder shall thereafter be entitled to purchase) the kind and amount of shares and other securities and property (including cash) which the Holder would have been entitled to receive had such

Warrants been exercised immediately prior to the effective date of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition; and in any such case appropriate adjustments shall be made in the application of the provisions of this Section 7 with respect to rights and interest thereafter of the Holder of the Warrants to the end that the provisions of this Section 7 shall thereafter be applicable, as near as reasonably may be, in relation to any shares or other property thereafter purchasable upon the exercise of the Warrants. The provisions of this Section 7.1(d) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.

          (e) Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant is adjusted, as provided in this Section 7.1, the Purchase Price with respect to the Warrant Shares shall be adjusted by multiplying such Purchase Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of each Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares so purchasable immediately thereafter.

          7.2 In the event the Company shall declare a dividend, or make a distribution to the holders of its Common Shares generally, whether in cash, property or assets of any kind, including any dividend payable in stock or securities of any other issuer owned by the Company (excluding regularly payable cash dividends declared from time to time by the Company's Board of Directors or any dividend or distribution referred to in Section 7.1(a) or (c) above), the Purchase Price of each Warrant shall be reduced, without any further action by the parties hereto, by the Per Share Value (as hereinafter defined) of the dividend. For purposes of this Section 7.2, the "Per Share Value" of a cash dividend or other distribution shall be the dollar amount of the distribution on each Common Share and the "Per Share Value" of any dividend or distribution other than cash shall be equal to the fair market value of such non-cash distribution on each Common Share as determined in good faith by the Board of Directors of the Company.

          7.3 Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant or the Purchase Price of such Warrant Shares is adjusted, as herein provided, the Company shall mail to the Holder, at the address of the Holder shown on the books of the Company, a notice of such adjustment or adjustments, prepared and signed by the Chief Financial Officer or Secretary of the Company, which sets forth the number of Warrant Shares purchasable upon the exercise of each Warrant and the Purchase Price of such Warrant Shares after such adjustment, a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made.

          7.4 In the event that at any time prior to the expiration of the Warrants and prior to their exercise:


          (a) the Company shall declare any distribution (other than a cash dividend or a dividend payable in securities of the Company with respect to the Common Shares); or

          (b) the Company shall offer for subscription to the holders of Common Shares any additional shares of any class or any other securities convertible into Common Shares or any rights to subscribe thereto; or

          (c) the Company shall declare any stock split, stock dividend, subdivision, combination, or similar distribution with respect to the Common Shares, regardless of the effect of any such event on the outstanding number of shares of Common Shares; or

          (d) the Company shall declare a dividend, other than a dividend payable in shares of the Company's own Common Shares; or

          (e) there shall be any capital change in the Company as set forth in Section 7.1(d); or

          (f) there shall be a voluntary or involuntary dissolution, liquidation, or winding up of the Company (other than in connection with a consolidation, merger, or sale of all or substantially all of its property, assets and business as an entity);

(each such event hereinafter being referred to as a "Notification Event"), the Company shall cause to be mailed to the Holder, not less than twenty (20) days prior to the record date, if any, in connection with such Notification Event (provided, however, that if there is no record date, or if twenty (20) days prior notice is impracticable, as soon as practicable) written notice specifying the nature of such event and the effective date of, or the date on which the books of the Company shall close or a record shall be taken with respect to, such event. Such notice shall also set forth facts indicating the effect of such action (to the extent such effect may be known at the date of such notice) on the Purchase Price and the kind and amount of the shares or other securities or property deliverable upon exercise of the Warrants. For purposes here of, a business day shall mean any day other than a Saturday, Sunday or any other day in which commercial banks are authorized by law to be closed in New York, New York.

          7.5 The form of Warrant Certificate need not be changed because of any change in the Purchase Price, the number of Warrant Shares issuable upon the exercise of a Warrant or the number of Warrants outstanding pursuant to this
Section 7, and Warrant Certificates issued before or after such change may state the same Purchase Price, the same number of Warrants, and the same number of Warrant Shares issuable upon exercise of Warrants as are stated in the Warrant Certificates theretofore issued pursuant to this Agreement. The Company may, however, at any time, in its sole discretion, make any change in the form of Warrant Certificate that it may deem appropriate and that does not affect the substance thereof, and any Warrant Certificates thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.

     8    Voluntary  Adjustment  by  the  Company
          ---------------------------------------

          The Company may, at its option, at any time during the term of the Warrants, reduce the then current Purchase Price to any amount deemed appropriate by the Board of Directors of the Company and/or extend the date of the expiration of the Warrants.

     9    Fractional  Shares  and  Warrants;  Determination  of Market Price Per
          ----------------------------------------------------------------------
Share
-----

          9.1 Anything contained herein to the contrary notwithstanding, the Company shall not be required to issue any fraction of a Common Share in connection with the exercise of Warrants. Warrants may not be exercised in such number as would result (except for the provisions of this paragraph) in the issuance of a fraction of a Common Share unless the Holder is exercising all Warrants then owned by the Holder. In such event, the Company shall, upon the exercise of all of such Warrants, issue to the Holder the largest aggregate whole number of Common Shares called for thereby upon receipt of the Purchase Price for all of such Warrants and pay a sum in cash equal to the remaining fraction of a Common Share, multiplied by its Market Price Per Share (as determined pursuant to Section 9.2 below) as of the last business day preceding the date on which the Warrants are presented for exercise.

          9.2 As used herein, the "Market Price Per Share" with respect to any date shall mean the average closing price per share of Company's Common Shares for the five trading days immediately preceding such date. The closing price for each such day shall be the last sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case on the principal securities exchange on which the Common Shares are listed or admitted to trading, the last sale price, or in case no sale takes place on such day, the average of the closing bid and asked prices of the Common Shares on Nasdaq or any comparable system, or if the Common Shares is not reported on Nasdaq or a comparable system, the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose. If such bid and asked prices are not available, then "Market Price Per Share" shall be equal to the fair market value of the Company's Common Shares as determined in good faith by the Board of Directors of the Company.

     10   Indemnification
          ---------------

          10.1      Indemnification  by  the  Company.  The  Company  shall,
                    ---------------------------------
notwithstanding any termination of this Warrant Certificate, indemnify and hold harmless each Holder, the officers, directors, agents (including any underwriters retained by such Holder in connection with the offer and sale of Common Shares), investment advisors and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the

Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all joint or several losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and attorneys' fees) and expenses (collectively, together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened, "Losses"), as incurred, arising out of or relating to (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary Prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that such untrue statements or omissions are based solely upon and in conformity with information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, which information was reasonably relied on by the Company for use therein or to the extent that such information relates to such Holder or such Holder's proposed method of distribution of Common Shares and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of prospectus or in any amendment or supplement thereto (provided that the Company amended any disclosure with respect to the method of distribution upon written notice from the Holders that such section of the Prospectus should be revised in any way) or
(ii) any violation or alleged violation by the Company of the Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of Common Shares. The Company shall not, however, be liable for any Losses to any Holder with respect to any untrue or alleged untrue statement of material fact or omission or alleged omission of material fact if such statement or omission was made in a preliminary Prospectus and such Holder did not receive a copy of the final Prospectus (or any amendment or supplement thereto) at or prior to the confirmation of the sale of the Common Shares in any case where such delivery is required by the Act and the untrue or alleged untrue statement of material fact or omission or alleged omission of material fact contained in such preliminary Prospectus was corrected in the final Prospectus (or any amendment or supplement thereto), unless the failure to deliver such final Prospectus (as amended or supplemented) was a result of noncompliance by the Company with the terms of this Warrant Certificate. The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Warrant Certificate.

          10.2      Indemnification  by  Holders.  Each  Holder shall, severally
                    ----------------------------
and not jointly, indemnify and hold harmless the Company, the directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising solely out of or based solely upon any untrue statement of a material fact contained in the Registration Statement, any Prospectus, or any form of prospectus, or arising solely out of or based solely upon any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company specifically for inclusion in the Registration Statement or such Prospectus and that such information was reasonably relied upon by the Company for use in the Registration Statement, such Prospectus or such form of prospectus or to the extent that such information relates to such Holder or such Holder's proposed method of distribution of Common Shares and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of prospectus; provided, however, that the indemnity agreement
                                 --------  -------
contained in this Section 10.2 shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the prior written consent of such Holder. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Common Shares giving rise to such indemnification obligation.

          10.3      Conduct  of  Indemnification Proceedings.  If any Proceeding
                    ----------------------------------------
shall be brought or asserted against any Person entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party promptly shall notify the Person from whom indemnity is sought (the "Indemnifying Party") in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, however, that the failure of any Indemnified Party to give such notice
--------  -------
shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Warrant Certificate, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

          An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses, or (ii) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding, or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the reasonable expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

          All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten (10) Business Days of written notice thereof to the Indemnifying Party, which notice shall be delivered no more frequently than on a monthly basis (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require
                             --------
such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

          10.4      Contribution.  If  a claim for indemnification under Section
                    ------------
10.1 or 10.2 is unavailable to an Indemnified Party because of a failure or refusal of a court of competent jurisdiction to enforce such indemnification in accordance with its terms (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 5(c), any reasonable attorneys' or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms. In no event shall any selling Holder be required to contribute an amount under this Section 10.3, in excess of the net proceeds received by such Holder upon sale of the Common Shares pursuant to the Registration Statement giving rise to such contribution obligation.

          The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 10.4 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

     11   Governing  Law
          --------------

          This Warrant Certificate shall be governed by and construed in accordance with the laws of the Province of Ontario.

          IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed by its officers thereunto duly authorized and its corporate seal to be affixed hereon, as of this _______ day of June, 2003.



                                    DIVERSINET  CORP.



                                    By:  __________________________________
                                         Name:  David Hackett
                                         Title: Chief Financial Officer

                                                                     EXHIBIT A-1
                               NOTICE OF EXERCISE

     The  undersigned hereby irrevocably elects to exercise, pursuant to Section
2.1 of the Warrant Certificate accompanying this Notice of Exercise, _______ Warrants of the total number of Warrants owned by the undersigned pursuant to the accompanying Warrant Certificate, and herewith makes payment of the Purchase Price of such shares in full.




                                          ________________________________



                                          ________________________________
                                          Signature

                                          Address:

                                          ________________________________

                                          ________________________________

                                          ________________________________

                                                                     EXHIBIT A-2

                             CASHLESS EXERCISE FORM
                    (To be executed upon exercise of Warrant
                        pursuant to Section 2.02(a)(ii))

     The undersigned hereby irrevocably elects to surrender its Warrant for _________ Common Shares pursuant to the Cashless Exercise provisions of the within Warrant, as provided for in Section 2.2 of such Warrant Certificate.

     If said number of shares shall not be all the shares exchangeable or purchasable under the within Warrant, a new Warrant is to be issued in the name of the undersigned for the balance remaining of the shares purchasable thereunder.

     Please issue a certificate or certificates for such Common Shares in the name of, and pay cash for fractional shares to:

                            Name:  ________________________________________
                            (Please Print name, Address and Social Security No.)

                            Address:_______________________________________
                            _______________________________________________
                            _______________________________________________

                            Social  Security  Number:______________________

                            Signature:_____________________________________
                            NOTE: The above signature should correspond exactly with the name on the first page of this Warrant or with the name of the assignee appearing in the assignment form below.

                                                                       EXHIBIT B

                               FORM OF ASSIGNMENT
           [TO BE COMPLETED AND SIGNED ONLY UPON TRANSFER OF WARRANT]

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________________ the right represented by the within Warrant to purchase ____________ shares of Common Shares of Diversinet Corp., Inc. to which the within Warrant relates and appoints ________________ attorney to transfer said right on the books of Diversinet Corp., with full power of substitution in the premises.

     Dated:

     _______________,  ____


                              _______________________________________
                              (Signature must conform in all respects to name of holder as specified on the face of the Warrant)


                              _______________________________________
                              Address  of  Transferee

                              _______________________________________

                              _______________________________________



     In  the  presence  of:

     __________________________